Exhibit No. (10)g


                           KIMBERLY-CLARK CORPORATION
                               OUTSIDE DIRECTORS'
                             STOCK COMPENSATION PLAN
                                 (April 2, 1997)


1.       INTRODUCTION

         The Kimberly-Clark Outside Directors' Stock Compensation Plan (the "Plan") specifies the compensation to be paid by Kimberly-Clark Corporation (the "Company") in the form of shares of restricted common stock, par value $1.25 per share, of the Company ("Stock") for services performed by Outside Directors (as hereinafter defined).

         The Plan is intended to promote the interests of the Company and its stockholders by enhancing the Company's ability to attract, motivate and retain as Outside Directors persons of training, experience and ability, and to encourage the highest level of Outside Director performance by aligning the Outside Directors' economic interests more closely with those of the Company's stockholders.

2.       DEFINITIONS

         Unless otherwise defined in the text of the Plan, capitalized terms herein shall have the meanings set forth in this Section 2.

         (a) "Account" means the internal account maintained by the Company in which cash dividends and interest thereon are accumulated for the benefit of each Outside Director pursuant to the Plan.
         (b)   "Board" means the Board of Directors of the Company.
         (c)   "Committee" means the Compensation Committee of the Board.
         (d)   "Director" means a member of the Board.
         (e) "Effective Date" means January 1, 1996, subject to the Plan being approved by the stockholders of the Company as provided in
               Section 7 below.
         (f) "Outside Director" means a Director who is not on the date of grant of Stock pursuant to the Plan, or within one year prior to the date of such grant, an "employee" of the Company, or any of its subsidiaries or equity companies, within the meaning of
               Section 3(6) of the Employee Retirement Income Security
               Act of 1974, as amended.
         (g) "Retainer" means the annual retainer payable to an Outside Director for services rendered as a Director.
         (h)   "Rule 16b-3" means Rule 16b-3 under the Securities Exchange
               Act of 1934, as amended.
         (i) "Stock" means the restricted shares of the Company's common stock, par value $1.25 per share, derived from a pool of 70,000 shares available for grant under the Plan.
         (j) "Stock Retainer" means the portion of each Outside Director's Retainer that is payable in the form of Stock pursuant to the Plan.

3.       PARTICIPANTS

         Participation in the Plan is limited to Outside Directors. It is intended that all Outside Directors will be participants in the Plan.

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4.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Committee, which shall have sole and complete discretion and authority with respect thereto, except as expressly limited by the Plan. All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding on all matters relating to the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee, except that the Committee may authorize any Directors, officers or employees of the Company to assist the Committee in the administration of the Plan and to execute documents on behalf of the Committee. The Committee also may delegate to such Directors, officers and employees such other ministerial and limited discretionary duties as it sees fit. No member of the Committee shall be liable for any act done or omitted to be done by such member, or by any other member of the Committee, in connection with the Plan, except for such member's own willful misconduct or as otherwise expressly provided by statute.

         All expenses of administering the Plan shall be paid by the Company.

5.       TERM OF PLAN

         The Plan shall become effective as the Effective Date, subject to the Plan being approved by the holders of the Company's common stock as provided in
Section 7 below. The Plan shall remain in effect until all authorized shares of Stock have been issued, unless sooner amended or terminated by the Committee pursuant to Section 11 hereof.

6.       SHARES TO BE GRANTED; ADJUSTMENTS

         (a)      Shares To Be Granted

         The aggregate maximum number of shares of Stock available for grant under the Plan shall be 70,000 shares, subject to the adjustment provision set forth in Section 6(b) below. Shares subject to the Plan will be either authorized and unissued shares, or shares that were once issued and subsequently reacquired by the Company in the form of treasury stock.

         (b)      Adjustments

         In the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or similar corporate transaction or event affecting the Stock, the Committee shall make appropriate proportional adjustments as are necessary to the number of shares of Stock that may be awarded under the Plan in order to prevent the dilution or enlargement of any rights of any Outside Director, provided that such adjustment shall not result in the issuance of fractional shares. Any fractional share resulting from an adjustment pursuant to this section shall be canceled and a cash equivalent shall be credited to the Outside Director's Account.

7.       REGISTRATION AND APPROVAL OF SHARES

         Prior to the distribution of any shares under the Plan, the Stock must be registered with the Securities and Exchange Commission and the Plan must be approved by the affirmative vote of the holders of a majority of the shares of the Company's common stock present or represented by proxy and entitled to vote at the 1996 Annual Meeting of the Company's stockholders.

8.       TERMS OF THE GRANTS

         (a)      Annual Grant

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         As part of his or her annual Retainer and subject to the availability of shares under Section 6(a), each Outside Director shall be granted, without any further action or authorization, 600 shares of Stock on December 31 of each calendar year during the term of the Plan, commencing on December 31, 1996. Upon the termination of an Outside Director's service as a member of the Board, the Outside Director will be granted, without any further action or authorization, that number of shares of Stock (rounded to the nearest whole number) which is equal to 600 multiplied by a fraction, the numerator of which is the number of full and partial calendar months served by the Outside Director during the applicable year and the denominator of which is 12.

         (b)      Dividends

         Each Outside Director will be entitled to receive all cash dividends and other distributions made with respect to the Stock granted under the Plan. Cash dividends on the Stock shall be credited to each Outside Director's Account if, as and when dividends are declared and paid by the Company with respect to its outstanding shares of common stock. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the Committee. As of the last day of each calendar quarter, or as of the date the Account is distributed, if earlier, such Account shall be credited with an additional amount equal to the product of (a) the daily average balance in such Account during such quarter, and (b) one-fourth of a rate yielding interest equal to the per annum market discount rate for six-month U.S. Treasury Bills as published by the Federal Reserve Board for the seven calendar days immediately prior to January 1 (for additional amounts to be credited for the subsequent fiscal quarters ending on March 31 and June 30) or July 1 (for additional amounts to be credited for the subsequent fiscal quarters ending September 30 and December 31). In no case, however, shall such interest rate be less than six percent per annum.

         The Accounts established for Outside Directors are merely an administrative convenience and the Company shall not be required to segregate any cash or other property of the Company. Any amounts which become payable to an Outside Director shall be paid from the general assets of the Company.

         (c)      Voting Rights

         Each Outside Director shall have the right to vote or execute proxies with respect to the shares of Stock registered in his or her name.

         (d)      Registration, Possession, Issuance and Delivery

         Each grant of Stock under the Plan shall be immediately registered on the transfer ledgers of the Company in the name of the Outside Director who receives the grant. Possession of the certificate representing shares of Stock shall be retained by the Treasurer of the Company for the benefit of each Outside Director until the provisions of the Plan relating to removal of restrictions have been satisfied as to particular shares of Stock. Thereupon, the Treasurer of the Company shall promptly deliver the certificates for such shares of the Outside Director. Notwithstanding any other provision of the Plan, the grant, issuance or delivery of any shares of Stock may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the grant, issuance or delivery of such shares. The Company shall not be obligated to grant, issue or deliver any such shares if the grant, issuance or delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

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         (e)      Transfer Restrictions

         The shares of Stock granted to an Outside Director under the Plan may not be sold, assigned, pledged or otherwise transferred or encumbered by the Outside Director, unless and until the provisions of the Plan relating to removal of restrictions have been satisfied. Thereafter, an Outside Director may transfer or encumber such shares of Stock free from any restrictions under the Plan.

         (f)      Removal of Restrictions

         All of the shares of Stock granted to an Outside Director under the Plan, together with all cash dividends and interest thereon accumulated in the Outside Director's Account, shall become free of restrictions imposed by this
Section 8 and shall be distributed to the Outside Director entitled thereto upon his or her termination of service as a member of the Board. None of the shares of Stock granted to an Outside Director under the Plan shall be subject to forfeiture upon the termination of such Outside Director's service as a member of the Board prior to completion of his or her term.

9.       NONTRANSFERABILITY OF RIGHTS

         Any distribution under the Plan shall be made only to the applicable Outside Director or his or her estate. No award, sum or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by an Outside Director or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Outside Director or his or her estate.

10.      NOTICES; DELIVERY OF STOCK CERTIFICATES

         Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Outside Director at the last address shown for the Outside Director on the records of the Company. Delivery of Stock certificates to persons entitled to receive distributions under the Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to such person at his or her last known address on file with the Company.

11.      AMENDMENT AND TERMINATION

         The Plan may be amended at any time by the Committee; provided that, except as provided in Section 6(b), the Committee may not, without Company stockholder approval: (i) modify the number of shares of Stock to be awarded to an Outside Director in any given year; (ii) change the times at which, or the period within which, Stock may be delivered under the Plan, or (iii) adopt any amendment which would disqualify the Plan for the exemption afforded by Rule 16b-3. Any modification of any of the terms and provisions of the Plan, including this Section 11, shall be made more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, as amended, or the rules thereunder.

         The Plan shall terminate, except with respect to previously awarded grants, upon the earlier of the following dates or events:

         (a) when all Stock available for issuance hereunder has been issued (or been made subject to a grant of Stock);
         (b) upon a date determined by the Committee; or

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         (c) December 31, 2005

         Notwithstanding the foregoing, no termination of the Plan shall materially or adversely affect any rights of any Outside Director under any grant previously made pursuant to the Plan.

12.      TAXES

         The Company shall require the withholding of any and all taxes that the Company believes to be required to be withheld by any government or agency thereof. The Company, in its discretion, may withhold Stock, with the Company remitting to the appropriate tax authorities the fair market value of the Stock withheld. The Outside Director or his or her estate shall bear all taxes, irrespective of whether withholding is required.

13.      GOVERNING LAW

         The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the state of Delaware and applicable federal law. In the event any provision of the Plan shall be determined to be illegal or invalid for any reason, the other provisions of the Plan shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

14.      DIRECTOR'S SERVICE

         Nothing contained in the Plan, or with respect to any grant hereunder, shall interfere with or limit in any way the right of stockholders of the Company to remove any Outside Director from the Board, nor confer upon any Outside Director any right to continue to serve on the Board as an Outside Director.